    As filed with the Securities and Exchange Commission on September 5, 2003

                                                    Registration No. 333-_______
                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 Prime Rate Income & Dividend Enterprises, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                                     84-1308436
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

1401 17th Street, Suite 1150, Denver, Colorado                          80202
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


         Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


      Peter G. Futro, 1401 17th Street, Suite 1150, Denver, Colorado 80202
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (303) 295-0206
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       aggregate offering          Amount of
    to be registered         Registered (1)          Per share (2)             price (2)        registration fee (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Common Stock, no par             730,000                   $.10                $73,000                   $5.91
         value
========================= ====================== ======================= ====================== ======================
         TOTALS                    730,000                   $.10                $73,000                   $5.91
========================= ====================== ======================= ====================== ======================

   (1) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan.

   (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and
           (ii) in the case of shares of common stock which have not been issued and/or for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the bid and asked price per share of the common stock on a date within five (5) business days prior to the date of filing of this registration statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

                      REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E of Form S-8, Prime Rate Income & Dividend Enterprises, Inc. (the "Registrant") is registering additional shares of common stock pursuant to the Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan (the "Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith, Registration No. 333-103255, filed with the Securities and Exchange Commission on February 14, 2003. The Registrant incorporates by reference into this registration statement the contents of its earlier registration statement on Form S-8 (File No. 333-103255), which is made a part hereof.

         The number of shares of common stock authorized to be issued under the Plan is 1,000,000. The prior registration statement filed on Form S-8 (File No. 333-103255) registered an initial 270,000 shares authorized to be issued under the Plan. This registration statement registers the remaining 730,000 shares authorized to be issued under the Plan.

EXHIBITS.

         Exhibit Number             Description
         --------------             -----------
                3.1                 The Company's Articles of Incorporation, as
                                    currently in effect, which define the rights
                                    of holders of the equity securities being
                                    registered. (Incorporated by reference to
                                    Exhibit 99.10 (A) of the Company's
                                    Registration Statement on Form 10-SB, filed
                                    January 3, 2000).

                3.2                 The Company's Bylaws, as currently in
                                    effect, which define the rights of holders of the equity securities being registered.
                                    (Incorporated by reference to Exhibit 99.3
                                    (I) of the Company's Registration Statement on Form 10-SB, filed January 3, 2000).

                5.2                 Opinion of Counsel, Futro & Trauernicht LLC
                                    (Filed herewith).

               10.1                 Prime Rate Income & Dividend Enterprises,
                                    Inc. 2003 Stock Plan (Incorporate by
                                    reference to Exhibit 10.1 of the Company's
                                    Registration Statement on Form S-8, SEC File
                                    No. 103255).

               23.3                 Independent Auditor's Consent, Miller &
                                    McCollom (Filed herewith).

               23.4                 Consent of Counsel, Futro & Trauernicht LLC
                                    (Included in Exhibit 5.2).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado on the 5th day of September 2003.

                                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.

                                 By:  /s/ Peter G. Futro
                                      -----------------------------------------
                                      Peter G. Futro, President, Treasurer and
                                      Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                                      By:  /s/ Peter G. Futro
                                           ------------------------------------
                                           Peter G. Futro, President, Treasurer
                                           and Director

                                      Dated: September 5, 2003

                                      By:  /s/ George Anagnost
                                           ------------------------------------
                                           George Anagnost, Vice-President,
                                           Secretary and Director

                                      Dated: September 5, 2003

                                  EXHIBIT INDEX

         Exhibit Number             Description
         --------------             -----------
                3.1                 The Company's Articles of Incorporation, as
                                    currently in effect, which define the rights
                                    of holders of the equity securities being
                                    registered. (Incorporated by reference to
                                    Exhibit 99.10 (A) of the Company's
                                    Registration Statement on Form 10-SB, filed
                                    January 3, 2000).

                3.2                 The Company's Bylaws, as currently in
                                    effect, which define the rights of holders of the equity securities being registered.
                                    (Incorporated by reference to Exhibit 99.3
                                    (I) of the Company's Registration Statement on Form 10-SB, filed January 3, 2000).

                5.2                 Opinion of Counsel, Futro & Trauernicht LLC
                                    (Filed herewith).

               10.1                 Prime Rate Income & Dividend Enterprises,
                                    Inc. 2003 Stock Plan (Incorporate by
                                    reference to Exhibit 10.1 of the Company's
                                    Registration Statement on Form S-8, SEC File
                                    No. 103255).

               23.3                 Independent Auditor's Consent, Miller &
                                    McCollom (Filed herewith).

               23.4                 Consent of Counsel, Futro & Trauernicht LLC
                                    (Included in Exhibit 5.2).